                DOL Filing Confirmation                          Exhibit 99
                                                                 ----------





I certify that the Plan Administrator of the MCI Consumer Markets 401(k) & ESOP has received a Statement of Assets and Liabilities and also that this statement has been filed directly with the United States Department of Labor by Mellon Bank, N.A. (EIN # 25-0659206) for the following investment arrangements:


                                                         EIN#
                                                   -------------


     Mellon Bank Temporary Investment Fund           25-6078093-980
     Laurel S & P Fund                               25-6078093-920



                                MCI CONSUMER MARKETS 401(K)
                                PART I OF THE MCI CONSUMER MARKETS
                                401(K) & ESOP



Date:  June 28, 1994               BY     Brad E. Sparks
                                   -----------------------------
                                          Brad E. Sparks
                                 Vice President and Controller
                                 MCI Telecommunications Corporation
















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